SEVERANCE BENEFIT AGREEMENT

                                     BETWEEN

                     INTERDIGITAL COMMUNICATIONS CORPORATION

                                       AND

                               D. RIDGELY BOLGIANO



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Severance Benefit Agreement
D.  Ridgely Bolgiano
Page 2

                           Severance Benefit Agreement

         This Severance Benefit Agreement is made effective this 26th day of April 1996 between InterDigital Communications Corporation, a Pennsylvania corporation, located at 781 Third Avenue, King of Prussia, Pennsylvania 19406 ("IDC") and D. Ridgely Bolgiano, an individual residing at 252 River Road, Gladwyne, Pennsylvania 19035 ("BOLGIANO").

         WHEREAS, IDC desires to obtain certain benefits from the employment of BOLGIANO, which benefits would be enhanced through the assurance of financial security provided by this Agreement; and

         WHEREAS, BOLGIANO desires to accept the terms of this Agreement in exchange for the disclosure of certain information and other valuable consideration to be provided by BOLGIANO during the term hereof.

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties agree as follows:

1. Termination Other Than By Resignation, Death, Disability or Cause. If IDC terminates BOLGIANO's employment for reasons other than his resignation or death, disability or for cause, IDC shall continue to provide all salary and related benefits as if BOLGIANO were still in it's employ for the remaining term of this Agreement, subject to the terms of Paragraph 1b below; the timing of all payments and benefits shall also be on an "as if employed" basis. All stock options shall continue to be treated during said remaining term as if BOLGIANO continued to be employed.

         a. Employment shall be deemed constructively terminated upon (i) any significant adverse change in the nature or scope of authority resulting in a reduction of base salary, (ii) any required geographic relocation outside the present area in which based as a condition of continued employment.

         b. IDC's obligations under Paragraph 1 of this Agreement shall not be triggered by any termination of BOLGIANO's employment hereunder, if: (i) such termination occurs within ten (10) of the date hereof, and (ii) BOLGIANO is rehired within thirty (30) days of the date hereof, with retroactive effect to the date of termination, and the terms are at least as favorable as those existing at the date hereof, and (iii) BOLGIANO's employment and benefits are, for all purposes, treated as if there were no break in employment.

2. Term. The term of this Agreement shall commence on the date hereof and this Agreement shall expires eighteen (18) months from the date commenced.

3. Miscellaneous.

         a. This Agreement shall not be changed, modified, terminated, canceled or amended except by a writing signed by each party to this Agreement.



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Severance Benefit Agreement
D.  Ridgely Bolgiano
Page 2

         b. Any attempted assignment of this Agreement by any party without the prior written consent of the other party shall be void and of no effect.

         c. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respect heirs, successors, executors and permitted assigns.

         d. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to the subject matter hereof.

         e. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute but one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         f. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, and the parties hereto irrevocably commit to the jurisdiction of the Commonwealth of Pennsylvania and the venue of the courts of Montgomery County in any action brought by the parties hereto concerning this Agreement.

         g. The invalidity of any provision or provisions of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid provisions were omitted.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement on the day and year first set forth above.


INTERDIGITAL COMMUNICATIONS
         CORPORATION


By: /s/ William A. Doyle
    --------------------------------
       William A. Doyle, President


D. RIDGELY BOLGIANO

/s/ D. Ridgely Bolgiano
------------------------------------